Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. AGREES TO SELL CONVERTIBLE PREFERRED

STOCK AND CONVERTIBLE NOTES IN

A $44.1 MILLION PRIVATE PLACEMENT TRANSACTION

New York, NY – February 18, 2014 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced that it has entered into definitive agreements for a $44.1 million private placement transaction. The Company has agreed to sell 199,834 shares of its Series B convertible preferred stock for an aggregate purchase price of approximately $20.0 million, and to sell approximately $24.1 million in principal amount of 7.25% secured convertible notes. Each share of preferred stock is convertible into 125 shares of the Company’s common stock at a conversion price of $0.80, a premium of approximately 7% over the closing price of the Company’s common stock on February 14, 2014. The notes will automatically convert into 241,166 shares of the Company’s Series B convertible preferred stock upon stockholder approval of an amendment to the Company’s certificate of incorporation that would increase the Company’s authorized common stock by an amount to allow conversion of the shares of Series B convertible preferred stock issuable under the notes. The Company plans to seek stockholder approval within 120 days of the closing of the private placement. The private placement is expected to close today, subject to the satisfaction of customary closing conditions.

Janney Montgomery Scott LLC acted as the sole placement agent for the private placement transaction.

The securities issued and issuable in the private placement have not been registered under the Securities Act of 1933 or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate,” “believe,” “estimate,” “expect,” “expectation,” “should,” “would,” “project,” “plan,” “predict,” “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, as amended; Quarterly Reports on Form 10-Q; and Registration Statement on Form S-3 (SEC File No. 333-191143). We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.